                                                                      Exhibit 4

                             AMENDMENT NO. 1 TO
                    AMENDED AND RESTATED CREDIT AGREEMENT


    AMENDMENT dated as of November 7, 1997 to the Amended and Restated Credit Agreement dated as of March 15, 1995 as amended and restated as of November 14, 1996 (the "CREDIT AGREEMENT") among ALLIANT TECHSYSTEMS INC. (the "BORROWER"), the LENDERS party thereto (the "LENDERS"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent (the "DOCUMENTATION AGENT") and THE CHASE MANHATTAN BANK as Administrative Agent (the "ADMINISTRATIVE AGENT").

                             W I T N E S S E T H :

    WHEREAS, the parties hereto desire to amend the Credit Agreement to permit the Borrower to make certain additional Restricted Payments and to revise certain other provisions thereof;

    NOW, THEREFORE, the parties hereto agree as follows:

    SECTION 1 . DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

    SECTION 2. AMENDMENT OF SPECIFIED ONE-TIME AMOUNTS. The definition of "Specified One-Time Amounts" in Section 1.01 of the Credit Agreement is amended to read in full as follows:

         "SPECIFIED ONE-TIME AMOUNTS" means, at any date or for any period, (i) the sum of (A) $50,000,000 aggregate amount of Restricted Payments made or declared after the Original Closing Date and on or prior to November 1, 1997 and (B) up to $60,000,000 aggregate amount of Restricted Payments made or declared after November 1, 1997 pursuant to clause (ii)(C) of Section 5.15, in each case in this clause (i) solely pursuant to and in accordance with this Agreement, (ii) the amount of restructuring charges by the Borrower and its Consolidated Subsidiaries taken in the fiscal quarter ending March 31, 1995 (but in no event greater than $38,000,000 in the aggregate) with respect to employee severance costs, certain employee benefit related liabilities and facilities consolidation, and (iii) the aggregate amount of charges (not to exceed $8,000,000) attributable to early extinguishment of up to $50,000,000 aggregate stated principal amount of Subordinated Notes (including, without limitation, premium over par value plus unamortized debt issuance costs).

SECTION 3. AMENDMENT OF RESTRICTED PAYMENTS COVENANT. Section 5.15 of the Credit Agreement is amended to read in full as follows:

         SECTION 5.15. RESTRICTED PAYMENTS. Neither the Borrower nor any Subsidiary will declare or make any Restricted Payment other than:

               (i) any Restricted Payments required to be made by the Borrower pursuant to the terms of employee benefit plans and stock options, in each case as in effect on the Original Closing Date and as modified thereafter, PROVIDED that the aggregate amount of Restricted Payments permitted by this clause (i) shall not exceed $10,000,000; and

              (ii) any Restricted Payments made or declared after the Effective Date to the extent that immediately after giving effect thereto (x) no Default shall have occurred and be continuing and
         (y) the aggregate amounts of all such Restricted Payments made or declared pursuant to this clause (ii) does not exceed (A) $10,841,000 (which is the unused amount as of the Effective Date of the basket provided under Section 5.15(iii) of the Agreement as in effect immediately prior to the Effective Date) PLUS (B) up to $50,000,000 aggregate amount of Restricted Payments made or declared after November 1, 1997 of the type referred to in clause
         (iii) of the definition of Restricted Payment PLUS (C) up to $60,000,000 of Restricted Payments made or declared after November 1, 1997 of the type referred to in clause (ii) of the definition of Restricted Payment PLUS (D) the excess of 50% of positive Consolidated Net Income for each fiscal quarter commencing after March 31, 1997 and ending at the end of the most recent fiscal quarter ended on or prior to the relevant date of determination hereof OVER 100% of Consolidated Net Income for each such fiscal quarter for which Consolidated Net Income is negative PLUS (E) 100% of the aggregate net cash proceeds received by the Borrower from any Person (other than a Subsidiary) as a capital contribution to the Borrower or from the issue or sale (other than to a Subsidiary), after the Effective Date of capital stock of the Borrower.

    SECTION 4.  AMENDMENT OF MINIMUM CONSOLIDATED NET WORTH COVENANT.
Section 5.20 is amended to read in full as follows:

         SECTION 5.20. MINIMUM CONSOLIDATED NET WORTH. Consolidated Net Worth shall at no time be less than the sum of (i) $142,696,000 PLUS (ii) (A) 80% of cumulative Consolidated Net Income for each fiscal quarter beginning after March 31, 1995 and ending on or prior to September 28, 1997 PLUS (B) 50% of cumulative Consolidated Net Income for each fiscal quarter beginning after September 28, 1997 and ending on or prior to the relevant date of determination hereof, but in each case in this clause (ii), only to the extent that Consolidated Net Income for each such fiscal quarter or other period is positive PLUS (iii) (A) 80% of the increase in consolidated stockholders' equity of the Borrower from any Equity Issuances by the Borrower after March 31, 1995 and prior to September 28, 1997 PLUS (B) 50% of the increase in consolidated stockholders' equity of the Borrower from any Equity Issuances by the Borrower after September 28, 1997.

    SECTION 5. REPRESENTATIONS OF BORROWER. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default will have occurred and be continuing on such date.

    SECTION 6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

    SECTION 7. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    SECTION 8. EFFECTIVENESS. This Amendment shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") when the Documentation Agent shall have received from each of the Borrower and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Documentation Agent) that such party has signed a counterpart hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                       ALLIANT TECHSYSTEMS INC.


                                       By /s/ Galen K. Johnson
                                         Title: Vice President and Treasurer


                                       MORGAN GUARANTY TRUST
                                         COMPANY OF NEW YORK


                                       By /s/ Diana H. Imhof
                                         Title: Vice President


                                       THE CHASE MANHATTAN BANK


                                       By /s/ James B. Treger
                                         Title: Vice President


                                       NATIONSBANK, N.A.


                                       By /s/ Valerie C. Mills
                                         Title: Senior Vice President


                                       CREDIT LYONNAIS CHICAGO
                                         BRANCH


                                       By /s/ Mary Ann Klemm
                                         Title: Vice President

                                       BANK OF AMERICA ILLINOIS


                                       By /s/ Therese E. Fontaine
                                         Title: Vice President

                                       THE BANK OF NEW YORK


                                       By /s/ Richard A. Raffetto
                                         Title: Vice President


                                       CITICORP USA, INC.


                                       By /s/ Walter Larsen
                                         Title: Attorney-in-fact


                                       DEUTSCHE BANK AG, NEW YORK
                                         AND/OR CAYMAN ISLANDS BRANCHES


                                       By /s/ Sheryl L. Paynter
                                         Title: Associate


                                       By /s/ Robert M. Wood Jr.
                                         Title: Director


                                       FIRST BANK NATIONAL
                                         ASSOCIATION


                                       By /s/ Elliot J. Jaffee
                                         Title: Vice President

                                       MELLON BANK, N.A.


                                       By /s/ Martin J. Randal
                                         Title: Banking Officer

                                       BANK OF MONTREAL


                                       By
                                          --------------------------
                                         Title:


                                       THE BANK OF NOVA SCOTIA


                                       By /s/ F. C. H. Ashby
                                         Title: Senior Manager, Loan Operations



                                       THE FIRST NATIONAL BANK OF
                                         CHICAGO


                                       By /s/ J. Garland Smith
                                         Title: Managing Director


                                       THE MITSUBISHI TRUST AND
                                         BANKING CORPORATION,
                                         CHICAGO BRANCH


                                       By /s/ Nobuo Tominaga
                                         Title: Chief Manager


                                       COMERICA BANK


                                       By /s/ Phillip A. Coosaia
                                         Title: Vice President

                                       COMMERZBANK
                                         AKTIENGESELLSCHAFT,
                                         CHICAGO BRANCH


                                       By
                                          --------------------------
                                         Title:


                                       By
                                          --------------------------
                                         Title:


                                       NATIONAL CITY BANK


                                       By /s/ Andrew J. Walshaw
                                         Title: Asst. Vice President


                                       THE SANWA BANK, LIMITED,
                                         CHICAGO BRANCH


                                       By
                                          --------------------------
                                         Title:


                                       THE SUMITOMO BANK, LIMITED,
                                         CHICAGO BRANCH


                                       By /s/ Ken-Ichiro Kobayashi
                                         Title: Joint General Manager


                                       U.S. NATIONAL BANK OF OREGON


                                       By /s/ Elliot J. Jaffee
                                         Title: Vice President

                                       MERRILL LYNCH SENIOR FLOATING
                                         RATE FUND, INC.


                                       By
                                          --------------------------
                                         Title:


                                       VAN KAMPEN AMERICAN CAPITAL
                                         PRIME RATE INCOME TRUST


                                       By /s/ Jeffrey W. Maillet
                                         Title: Senior Vice President and
                                                Director